Exhibit 10.24

Amendment

to the Employment Agreement dated June 5, 2018

by and between

Teva Pharmaceuticals USA, Inc. and Sven Dethlefs

This Amendment (this “Amendment”) is made this     day of July, 2018, by and among Teva Pharmaceuticals USA, Inc. and Sven Dethlefs (the “Executive”) to the Employment Agreement entered into between the Company and Executive dated June 5, 2018 (the “Agreement”).

Whereas, the Company and Executive have entered into the Agreement; and

Whereas, the Parties wish to amend certain terms of the Agreement as set forth below.

Now therefore, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Except as expressly set-forth in this Amendment, all terms and conditions of the Agreement shall continue in full force and effect.

2.	Section 5(g)(iii) of the Agreement shall be replaced in its entirety with the following:

(iii)

“Additional Relocation Payments. In lieu of, and not in addition to, any relocation benefits other than those relocation benefits specifically set forth in Section 5(g)(i), Teva USA will pay or provide Executive the following relocation benefits: (A) within fifteen (15) days following the Execution Date, a lump-sum cash amount equal to $86,718 which represents certain relocation support for the following 12 months (“Initial Period”); (B) within fifteen (15) days following the signature of this Amendment a lump-sum cash amount equal to $176,022 which represents certain relocation support for the 24 months following the Initial Period (such amounts, collectively, the “Additional Relocation Payments”). The Additional Relocation Payments shall be grossed-up by the Company for all applicable taxes. For the avoidance of doubt, Executive shall be entitled to relocation benefits only to the extent they are expressly referred to in Sections 5(g)(i) and 5(g)(iii). In addition, the Executive shall cease to be entitled to any relocation benefits and/or any other compensation from any other company of the Teva Group.”

3.	This Amendment may be executed in multiple counterparts, each of which will be deemed to be an original and all of which will be deemed to be a single agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

/s/ Brian E. Shanahan / Secretary	/s/ Sven Dethlefs
Teva Pharmaceuticals USA, Inc.	Sven Dethlefs